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                        [GOODWIN PROCTER LLP LETTERHEAD]

                                 March 29, 2002

Boston Private Financial Holdings, Inc.
Ten Post Office Square
Boston, Massachusetts  02109

         Re: Legality of Securities to be Registered
             UNDER REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         This opinion is delivered in connection with the registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, which relates to the sale from time to time of an indeterminate amount of debt securities ("Debt Securities"), shares of preferred stock, par value $1.00 per share ("Preferred Stock"), shares of common stock, par value $1.00 per share ("Common Stock") depositary shares ("Depositary Shares") and warrants ("Warrants"), or any combination of Debt Securities, Preferred Stock, Common Stock, Depositary Shares and Warrants (collectively, the "Universal Shelf Securities") of Boston Private Financial Holdings, Inc., a Massachusetts corporation (the "Company") having a maximum aggregate public offering price of $150,000,000. The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a "Prospectus Supplement") to the prospectus contained in the Registration Statement.

         We have examined (i) the Restated Articles of Organization of the Company, as amended to the date hereof, and on file with the Secretary of State of the Commonwealth of Massachusetts, (ii) the bylaws of the Company, as amended, (iii) such records of corporate proceedings of the Company as we have deemed material for the purposes of this opinion, (iv) the Registration Statement and the exhibits thereto and (v) such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

         Members of our firm are admitted to the Bar of the Commonwealth of Massachusetts. We express no opinion as to the laws of any other jurisdiction other than those of the United States of America and the Commonwealth of Massachusetts and also express no opinion with respect to the blue sky securities laws of any state including Massachusetts.

         For purposes of our examination, we have assumed and have not independently verified the legal capacity of all natural persons, the genuineness of all signatures, the conformity to originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of such copies. As to facts material to our opinion, we have relied upon certificates, documents, statements and other information of the Company or respective representatives or officers thereof.

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         Based upon the foregoing, we are of the opinion that:

         (A) Under the Massachusetts General Corporation Law, pursuant to which the Company was incorporated, (i) when the Universal Shelf Securities are specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof (the "Authorizing Votes"), (ii) upon receipt by the Company of the full consideration therefor as provided in the Authorizing Votes and (iii) upon the issuance of the Securities as described in the Registration Statement and a Prospectus Supplement that is consistent with the Authorizing Votes, the Universal Shelf Securities will have been duly authorized and will be legally issued, fully paid and nonassessable.

         (B) Under the Massachusetts Business Corporation Law, (i) when the specific terms of a series of Debt Securities have been authorized for issuance by the Authorizing Votes and when issued as described in the Registration Statement and a Prospectus Supplement that is consistent with the Authorizing Votes, (ii) when executed and authenticated as specified in the relevant indentures and delivered against payment therefor pursuant to the terms described in the Authorizing Votes, or when issued upon valid exercise of Warrants that have been duly authorized by all requisite corporate action and validly issued, will constitute binding obligations of the Company, enforceable in accordance with the terms of such series, except that (a) enforcement of the rights and remedies created thereby may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and by equitable principles which may limit the right to obtain the remedy of specific performance or other injunctive relief and (b) we express no opinion as to the legality, validity, or binding nature of any choice of law opinion.

         This opinion shall be insued in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association Business Law Section as published in 57 Business Lawyer 875 (February 2002).

         The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

         We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Opinions" and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    /s/ GOODWIN PROCTER  LLP

                                    GOODWIN PROCTER  LLP